Exhibit 99.(j)

Execution Version

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (this “Agreement”) dated as of May 21, 2024, is entered into between EAGLE POINT DEFENSIVE INCOME TRUST (the “Owner”) and COMPUTERSHARE TRUST COMPANY, N.A., as custodian (in such capacity, the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Owner has acquired or will acquire, from time to time, certain securities and cash (the “Assets”);

WHEREAS, the Owner has acquired or will acquire, from time to time, certain Assets that are contractual rights owned by the Owner to receive distributions from one or more counterparties, the terms of which are notified by the Owner or its designated agent to the Custodian; (the “Contract Rights”);

WHEREAS, the Owner has acquired or will acquire, from time to time, certain securities that are Assets and that are not represented by a physical certificate and are not book entry securities (the “Uncertificated Securities”);

WHEREAS, the Owner desires to deposit the Assets (other than Contract Rights and Uncertificated Securities) with the Custodian to hold on the Owner’s behalf and to direct the Custodian with respect to the transfer and release thereof and to retain the Custodian to perform the Recordkeeping Duties (as defined below) with respect to the Contract Rights and Uncertificated Securities.

NOW, THEREFORE, the parties hereto agree as follows:

1. (a)      The Owner hereby appoints the Custodian as custodian of the Assets pursuant to the terms of this Agreement and the Custodian accepts such appointment. The Custodian hereby agrees to accept the Assets delivered to the Custodian by the Owner pursuant to the terms hereof, and agrees to hold, release and transfer the same in accordance with the provisions of this Agreement. The Custodian’s services hereunder shall be conducted through its Corporate Trust Services division (including, as applicable, any agents or Affiliates utilized thereby). There shall be a segregated non-interest bearing securities account established by the Custodian on behalf of the Owner which will be designated the “Eagle Point Defensive Income Trust - Custodial Account” (referred to herein as the “Custody Account”) and into which the Assets shall be held and which shall be governed by and subject to this Agreement. In addition, on and after the date hereof, the Custodian may establish any number of subaccounts to the Custody Account deemed necessary or appropriate by the Custodian and Owner in administering the Custody Account (each such subaccount, a “Subaccount” and collectively with the Custody Account, the “Account”). All Assets held in the Account shall be segregated from other securities held and non-cash property in the possession of the Custodian and shall be marked so as to clearly identify them as property of the Owner. All Assets to be delivered in physical form to the Custodian shall be delivered to the address set forth in Section 12 hereof and all Assets to be delivered in book-entry form to the Custodian shall be delivered in accordance with delivery instructions separately provided by the Custodian. The Custodian shall not be responsible for any other assets of the Owner held or received by the Owner.or others or any assets not delivered to Custodian as set forth herein and accepted by the Custodian as hereinafter provided. The Custodian shall have no obligation to accept or hold any security or other asset pursuant to the terms of this Agreement to the extent it reasonably determines that such security or asset does not fall within the definition of “Asset” or holding such security or asset would violate any law, rule, regulation or internal policy applicable to the Custodian. For the avoidance of doubt, unless otherwise agreed by the Custodian from time to time, other than delivery of the physical certificate in the possession of the Custodian to the Owner, the Custodian shall have no obligations in connection with the transfer or re-registration of any physical certificates representing Assets in connection with any transfer thereof and the Owner shall be responsible for all aspects of transferring or re-registering such Assets. Assets or proceeds thereof shall be withdrawn from and credited to the Account only upon Proper Instructions pursuant to Section 4 hereof. The Custodian shall be entitled to utilize agents and /or sub-custodians to the extent possible in connection with its performance hereunder (subject to Custodian’s due care in selecting such agents and/or sub-custodians), including the establishment of the Account, and Custodian shall identify on its books and records the Assets belonging to Owner, whether held directly or indirectly through agents or sub-custodians. The Custodian shall deliver written notice to the Owner of any change in sub-custodian utilized pursuant to the immediately preceding sentence. Any sub-custodian or clearing institution, other than a foreign sub-custodian, utilized by the Custodian shall be a “bank” as defined by section 202(a)(2) of the Investment Advisers Act of 1940 (the “Act”) [15 U.S.C. 80b-202(a)(2)].

The Custodian shall not be required to credit or deposit Uncertificated Securities and Contract Rights in the Account but shall instead maintain a record (in book-entry form or in such other form as it shall deem necessary or desirable) of such Uncertificated Securities and Contract Rights owned by the Owner containing such information as the Owner and the Custodian may reasonably agree, provided that the Owner shall have furnished to the Custodian such documents evidencing the Owner’s investment in each such Uncertificated Security or rights under each such Contract Right, together with a description of the material terms of any such Uncertificated Security or Contract Right as requested by the Custodian (collectively, such documents and information are referred to herein as the “Investment Documents”). The Custodian’s sole duties as it relates to such Uncertificated Securities and Contract Rights of the Owner shall be to (i) maintain a record of such Uncertificated Securities and Contract Rights (based on the information provided to the Custodian pursuant to the preceding sentence) (the “Recordkeeping Duties”) and (ii) to retain and hold the Investment Documents in respect of each Uncertificated Security and Contract Right held by the Owner as a document custodian and in a manner consistent with the manner in which the Custodian holds all other Assets of the Owner pursuant to this Agreement.

(b)      For the avoidance of doubt, the Account (including income, if any, earned on the Assets or the investments of funds in such account) will be owned by the Owner, for federal income tax purposes. Such Owner is required to provide to the Custodian (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Custodian as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit Custodian to fulfill its tax reporting obligations under applicable law with respect to the Account or any amounts paid to Owner. If, to the knowledge of the Owner, any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, the Owner shall timely provide to the Custodian accurately updated and complete versions of such IRS forms or other documentation. Computershare Trust Company, N.A., both in its individual capacity and in its capacity as Custodian, shall have no liability to Owner or any other person in connection with any tax withholding amounts paid or withheld from the Account pursuant to applicable law arising from Owner’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Account absent the Custodian having first received (i) the requisite Proper Instructions, and (ii) the IRS forms and other documentation required by this paragraph.

(c)      In the event the Custodian receives instructions from the Owner to effect a securities transaction as contemplated in 12 CFR 12.1, the Owner acknowledges that upon its written request and at no additional cost, it has the right to receive the notification from the Custodian after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Owner agrees that, absent specific request, such notifications shall not be provided by the Custodian hereunder, and in lieu of such notifications, the Custodian shall make available periodic account statements in the manner required by this Agreement.

2.            The Custodian shall not invest immediately available funds held hereunder in the absence of Proper Instructions and shall not be liable for not investing or reinvesting funds in accordance with this Agreement in the absence of Proper Instructions, which may include standing instructions. In connection with investments of available cash pursuant to Proper Instructions, the Custodian may without liability use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with the Custodian or any of its affiliates, unless otherwise instructed by the Owner. The Custodian is not responsible for the assets of the Owner which have been placed in accounts with brokers, prime brokers, counterparties, futures commission merchants and other intermediaries. The Custodian or any of its affiliates may receive reasonable compensation with respect to any such investment. It is expressly agreed and understood by the parties hereto that the Custodian shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Agreement, unless any such loss results from the bad faith, gross negligence or willful misconduct of the Custodian in respect of its duties and obligations hereunder.

3.            The Owner shall instruct the Custodian in writing with regard to (a) the exercise of any rights or remedies with respect to the Assets, including, without limitation, waivers and voting rights, and (b) taking any other action in connection with the Assets, including, without limitation, any purchase, sale, conversion, redemption, exchange, retention or other transaction relating to the Assets. The Custodian shall notify the Owner immediately in writing upon receiving written notice of any action requiring the vote or consent of the Owner, or requiring any similar action on the part of the Owner, in respect of any of the Assets. In the absence of any instructions provided to the Custodian by the Owner, the Custodian shall have no obligation to take any action with respect to the Assets. Notwithstanding anything herein to the contrary, under no circumstances shall the Custodian be obligated to bring legal action or institute proceedings against any person on behalf of the Owner. The Custodian shall not be obligated to settle any trade of Assets unless there are sufficient immediately available funds credited to the Account at the time of such trade settlement, and the Custodian shall not be obligated to settle any trade of Assets in reliance on contractual, expected or predetermined funds that are not immediately available at the time of settlement. The Owner must maintain sufficient funds in the Account in order for the Custodian to facilitate the settlement of any securities transaction in accordance with Proper Instructions. The Custodian shall be entitled to decline any Proper Instruction and shall not be required to settle any transaction that would result in an overdraft of the Account.

4.            The Custodian shall hold the Assets in safekeeping and shall release and transfer the same only in accordance with Proper Instructions. “Proper Instructions” shall mean written instructions or cabled, telexed, facsimile or electronically transmitted instructions in respect of any of the matters referred to in this Agreement purported to be signed (except in the case of electronically transmitted instructions) by one or more persons duly authorized to sign on behalf of the Owner as set forth in the Authorized Signers List on Exhibit A hereto (each such person (an “Authorized Signer”) and, in the case of electronically transmitted instructions, in accordance with such authentication procedures as may be agreed by the Custodian and the Owner from time to time, and in the case of any instructions to credit an Asset to the Accounts or to release any Asset from the Accounts, in accordance with the terms hereof. Any electronically delivered instructions, including by email or facsimile, received from any Authorized Signer shall constitute Proper Instructions, subject in all cases to the Owner’s authentication procedures. Any Authorized Signers List of the Owner first executed and delivered to the Custodian on or about the date of this Agreement shall remain in effect for the duration of this Agreement unless and until a replacement Authorized Signers List of the Owner is delivered to the Custodian by the Owner.

5.            The Custodian shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and the Custodian shall satisfy those duties expressly set forth herein so long as it acts in good faith and without gross negligence, reckless disregard of its duties or willful misconduct. The Custodian may rely and shall be protected in acting or refraining from acting on any written notice, request, waiver, consent or instrument believed by it to be genuine and to have been signed or presented by the proper party or parties. The Custodian shall have no duty to determine or inquire into the happening or occurrence of any event or contingency, and it is agreed that its duties are purely ministerial in nature. The Custodian may consult with and obtain advice from legal counsel as to any provision hereof or its duties hereunder and shall not be liable for action taken or omitted by it in good faith and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon. The Custodian shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby, except for actions arising from the gross negligence, reckless disregard of its duties or willful misconduct of the Custodian. The Custodian shall have no liability for loss arising from any cause beyond its control, including but not limited to, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, work stoppages, acts of God, natural disasters, fire, war, terrorism, riots, rebellions, the act, failure or neglect of any agent or correspondent selected with due care by the Custodian, any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Notwithstanding anything in this Agreement to the contrary, in no event shall the Custodian be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

Without limiting the generality of the foregoing, the Custodian shall not be subject to any fiduciary or other implied duties and the Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties hereto. It is the intention of the parties hereto that the Custodian shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. The Custodian may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, by or through affiliates, agents or attorneys, and the Custodian shall not be responsible for any misconduct or negligence on the part of any non-affiliated agent or attorney appointed hereunder with due care by it.

The Custodian is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of this Agreement or any part hereof (except with respect to the Custodian's obligations hereunder) or for the transaction or transactions requiring or underlying the execution of this Agreement, the form or execution hereof or for the identity or authority of any person executing this Agreement or any part hereof (except with respect to the Custodian) or depositing the Assets (except with respect to the Custodian’s obligations related thereto). The Custodian shall not be deemed to have notice or knowledge of any matter hereunder unless written notice thereof is received by the Custodian. It is expressly acknowledged by the Owner that application and performance by the Custodian of its various duties hereunder may be based upon, and in reliance upon, data, information and notice provided to it by the Owner and/or any related bank agent, obligor or similar party with respect to the Assets, and the Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). The Custodian shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Owner or any clearing agency or depository or any other Person and without limiting the foregoing, the Custodian shall not be under any obligation to monitor, evaluate or verify compliance by the Owner or any other Person with any agreement or applicable law.

The Custodian acknowledges that, for the purposes of the Account described herein, it shall be deemed to meet the qualifications of a "qualified custodian" as defined in Rule 206-4(2) under the Investment Advisers Act of 1940, as amended (the "Rule"). For the avoidance of doubt and notwithstanding anything herein to the contrary, the Owner agrees that the Custodian shall not have nor shall be implied to have any duties with respect to furnishing reports of the Owner or other information as contemplated by the Act or the Rule, and the Custodian shall only be obligated to furnish information to the Owner or to any third party to the extent directed by the Owner pursuant to Proper Instructions as set forth in this Agreement and agreed to by the Custodian, or as the Owner and Custodian may otherwise agree. The Owner shall promptly notify the Custodian in the event it has knowledge or receives notice that the Assets of the Owner hereunder are or will be ( or are or will be deemed to be) “plan assets” subject to the United States Employee Retirement Income Security Act of 1974, as amended (or any such substantially similar applicable federal, state, or local law).

6.            The Owner agrees to indemnify, defend and hold the Custodian, its officers, directors, employees and agents (collectively, “Indemnified Persons”) harmless from and against any and all losses, claims, damages, demands, expenses, costs, causes of action, judgments or liabilities that may be incurred by any Indemnified Person arising directly out of or in connection with this Agreement, including the reasonable and documented legal costs and expenses (including, without limitation, the expenses of any experts, counsel or agents) of (a) investigating, preparing for or defending itself against any action, claim or liability in connection with its performance hereunder or thereunder or (b) enforcement of the Owner’s indemnification obligations hereunder. The Owner also hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Assets in the Account and also agrees to hold the Custodian and its respective nominees harmless from any liability as record holder of Assets in the Account. The Owner may remit payment for expenses and indemnities owed to the Custodian hereunder or, in the absence thereof, the Custodian may from time to time deduct payment of such amounts from the Account in accordance with the terms of Section 8 of this Agreement. In no event, however, shall the Owner be obligated to indemnify any Indemnified Person and hold any Indemnified Person harmless if a court of competent jurisdiction determines that such losses, claims, damages, demands, expenses, costs, causes of action, judgments or liabilities were incurred by any Indemnified Person as a result of its own bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder. The provisions of this section shall survive the termination of this Agreement.

7.            The Custodian shall be entitled to be paid by the Owner a fee as compensation for its services as set forth in the separate Fee Letter (the “Fee Letter”) agreed to by the parties hereto. Except as otherwise noted, this fee covers account acceptance, set up and termination expenses, plus usual and customary related administrative services such as safekeeping, investment, collection and distribution of assets, including normal record-keeping/reporting requirements. Any additional services beyond those specified in this Agreement, or activities requiring excessive administrator time or out-of-pocket expenses, shall be performed only after reasonable prior notice is given to the Custodian by the Owner and shall be deemed extraordinary expenses for which related costs, transaction charges and additional fees will be billed at the Custodian's standard charges for such items. The Owner agrees to pay or reimburse the Custodian for all reasonable and documented out-of-pocket costs and expenses (including without limitation reasonable fees and expenses of legal counsel) incurred, and any disbursements and advances made, in connection with the preparation, negotiation or execution of this Agreement, or in connection with or pursuant to consummation of the transactions contemplated hereby, or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement.

8.            The Owner hereby grants to the Custodian a lien on all Assets for all indebtedness that may become owing to the Custodian hereunder, which lien may be enforced by the Custodian by set-off or appropriate foreclosure proceedings. In this regard, if the Owner is unwilling or unable to pay the Custodian any amounts due hereunder or to indemnify any indemnified party hereunder, the Custodian may, in its sole discretion, withdraw any cash in the account, or, if insufficient and solely after providing written notice of a default hereunder and a reasonable opportunity to cure, liquidate a portion of the Assets, and the Custodian shall use such cash or deduct from such proceeds any fees, expenses and indemnities that it (or any indemnified party) may be due hereunder. The Owner hereby consents to and authorizes such action by the Custodian, and the Custodian shall have no liability for any action taken pursuant to this authorization. The Custodian agrees to provide Owner with written notice prior to taking any action pursuant to this Section 8. Except as expressly otherwise provided in this Section 8, the parties hereto acknowledge and agree that the Custodian has no lien, encumbrance or security interest over the Assets (including any cash) held in the Account whether arising by agreement, operation of law or otherwise

9.            The Custodian may at any time resign hereunder by giving written notice of its resignation to the Owner at least sixty (60) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, the Assets hereunder shall be delivered by it to such person as may be designated in writing by the Owner, whereupon all the Custodian’s obligations hereunder shall cease and terminate. If no such person shall have been designated by such date, all obligations of the Custodian hereunder shall, nevertheless, cease and terminate. The Custodian’s sole responsibility thereafter shall be to keep safely all Assets then held by it and to deliver the same to a person designated by the Owner or in accordance with the direction of a final order or judgment of a court of competent jurisdiction.

The Owner may remove the Custodian at any time by giving the Custodian at least thirty (30) days’ prior written notice. Upon receipt of the identity of the successor custodian as designated by the Owner in writing, the Custodian shall either deliver the Assets then held hereunder to the successor custodian, less the Custodian’s fees, costs and expenses or other obligations owed to the Custodian, or hold such Assets (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon delivery of the Assets to the successor custodian, the Custodian shall have no further duties, responsibilities or obligations hereunder.

10.            This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to the conflict of law principles thereof. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal Court sitting in the Borough of Manhattan in the City of New York in any proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of any such proceeding may be heard and determined in any such New York State or Federal court. The parties hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such proceeding. The parties agree that a final non-appealable judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.            This Agreement may not be assigned or transferred by the Owner. This Agreement shall remain in full force and effect until the earlier to occur of (a) the transfer or release of all of the Assets in accordance with the written instructions of the Owner in respect thereto and (b) the transfer by the Owner of its rights and interests in the Assets. The parties hereto shall not be bound by any modification, amendment, termination, cancellation, recission or supersession of this Agreement unless the same shall be in writing and signed by the Custodian and the Owner. Any organization or entity into which the Custodian may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

12.            Any delivery of physical Assets or Investment Documents or any notices or other communications hereunder (including Proper Instructions delivered to the Custodian) shall be in writing and given at the addresses stated below, by prepaid first class mail, overnight courier or facsimile.

If to the Owner:

Eagle Point Defensive Income Trust

c/o Eagle Point Credit Management LLC
600 Steamboat Road, Suite 202
Greenwich, CT 06830

Attn: Mr. Kenneth Onorio
Tel: +1 203-340-8542

Email: KOnorio@EaglePointCredit.com

If to the Custodian:

With respect to the delivery of physical Assets or Investment Documents:

Computershare Trust Company, N.A.

Attn: CTSO Mail Room

1505 Energy Park Drive

St. Paul, MN 55108

Ref: Eagle Point Defensive Income Trust

Email: SASCustodyteam@computershare.com

For all other purposes:

Computershare Trust Company, N.A.

Corporate Trust Services Division

9062 Old Annapolis Road

Columbia, Maryland 21045

Attn: Securities Custody Services

Ref: Eagle Point Defensive Income Trust

Fax: (410) 715-3748

Email: SASCustodyteam@computershare.com

13. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

14.            The Owner acknowledges that in accordance with laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the USA Patriot Act (Pub. L. 107-56) and regulations promulgated by the Office of Foreign Asset Control (collectively, “AML Law”), the Custodian is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with the Custodian. The Owner hereby agrees that it shall provide the Custodian with such identifying information and documentation as the Custodian may request from time to time in order to enable the Custodian to comply with all applicable requirements of AML Law, including, but not limited to, the Owner’s name, physical address, tax identification number and other information that will help the Custodian to identify and verify the Owner’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

15.            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

[SIGNATURE PAGE FOLLOWS]

Executed as of the date first above written.

EAGLE POINT DEFENSIVE INCOME TRUST, as Owner

By:	/s/ Taylor Pine
Name: Taylor Pine
Title: Principal

COMPUTERSHARE TRUST COMPANY, N.A., as Custodian

By:	/s/ Kelsey Coyle
Name: Kelsey Coyle
Title: Vice President